UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2006
ENTERASYS NETWORKS, INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	1-10228 (Commission File Number)	04-2797263 (IRS Employer Identification No.)
50 Minuteman Road
Andover, MA 01810
(Address and zip code of principal executive offices)
Registrant’s telephone number, including area code: (978) 684-1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On March 1, 2006, the merger of Enterasys Networks, Inc., a Delaware corporation (the “Company”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) with Gores ENT Holdings, Inc., a Delaware corporation (“Parent”), and ENT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition”) was completed. Pursuant to the Merger Agreement, Parent acquired the Company through a merger between the Company and Acquisition (the “Merger”) and shares of the Company are no longer publicly traded.
Section 2 — Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information set forth in Item 5.01 is incorporated by reference into this Item 2.01.
Section 3 — Securities and Trading Markets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on March 1, 2006 that each outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”) was cancelled and automatically converted into the right to receive $13.92 in cash, without interest, and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that the shares of Company Common Stock are no longer listed on the NYSE.
Item 3.03 Material Modification in Rights of Security Holders.
Pursuant to the Merger Agreement, each outstanding share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger was cancelled and automatically converted into the right to receive $13.92 in cash, without interest.
Section 5 — Corporate Governance and Management
Item 5.01 Changes in Control of Registrant.
On March 1, 2006, pursuant to the terms of the Merger Agreement, Parent consummated the acquisition of the Company through the Merger of Acquisition with and into the Company. The Company was the surviving corporation in the Merger. As a result of the Merger, each outstanding share of Company Common Stock was cancelled and automatically converted into the right to receive $13.92 in cash, without interest and the Company is 100% owned by Parent.

The aggregate merger consideration was approximately $386 million (“Aggregate Merger Consideration”). Parent funded the Aggregate Merger Consideration through equity and debt from several sources, including affiliates of The Gores Group, LLC, Tennenbaum Capital Partners, LLC and Wells Fargo Foothill, Inc.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
In connection with the Merger, effective as of the closing on March 1, 2006, each of William O’Brien, Paul Duncan, Ronald Maheu, James Sims, Bruce Ryan, Mark Aslett, Michael Gallagher, and Edwin Huston are no longer members of the board of directors of the Company. It is anticipated that Mr. Aslett will be reappointed as a director of Enterasys Networks, Inc. and he will also serve as a member of the board of directors of Gores ENT Holdings, Inc., the parent of Enterasys.
Item 9.01. Financial Statements and Exhibits.
(c)   Exhibits:
        Exhibit 99.1          Press Release dated March 1, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2006	By:	/s/ Brent Bradley
Name: Brent Bradley
Title: Vice President and Secretary